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Exhibit 10.13


                   THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

                This Third Amendment to Loan and Security Agreement "Amendment") is entered into as of this 23d day of March 1998, between Delphi Information Systems, Inc. "Borrower") and Coast Business Credit, a division of Southern Pacific Bank "Coast") in reference to that certain Loan and Security Agreement between Borrower and Coast dated January 8, 1997, as amended ("Loan Agreement").

         The parties desire that the Loan Agreement be modified as follows:

                1. Subparagraph I (a) of the Schedule to the Loan Agreement ("Schedule") is hereby deleted and the following is substituted therefor:

               "(a) Loans ("the Receivable Loans") not to exceed the following amounts:

               (i) from the date hereof through June 30, 1998, two and one-half (2 1/2) times "Monthly Collections," which shall be defined as the rolling 12-month moving average of Borrower's monthly collections (excluding extraordinary cash receipts);

               (ii) from July 1, 1998 through September 30, 1998, two (2) times Monthly Collections;

               (iii) from October 1, 1998 through December 31, 1998, one and one-half (1 1/2) times Monthly Collections;

               (iv) from January 1, 1999 through March 31, 1999, one (1) times Monthly Collections; and

               (v) from and after April 1, 1999, 75% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), provided that if the average dilution during the then prior nine months exceeded 10%, Coast may, in its sole discretion, reduce the advance rate against Eligible Receivables."

          2. If on April 1, 1999, the change in the advance rate against Eligible Receivables as set forth in Section I (a) (v) of the Schedule as amended hereby results in the then unpaid balance of the Receivable Loans being greater than 75% (or the applicable percentage pursuant to such Section) of Eligible Receivables ("Overloan"), Coast may either declare an Event of Default or, at Coast's sole option, forbear from declaring an Event of Default and continue the Loans under the terms herein, in each case on a one month extension for an additional extension fee of $20,000 per month payable and earned as of the first day of each calendar month, commencing April 1, 1999. If the Overloan is cured by Borrower and no other Event of Default has occurred and is continuing, the Extension Fee shall not be charged beginning the first month after the date of the cure.


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                3.     In addition to all other fees and charges, Borrower
     hereby agrees to pay Coast a facility modification fee of $50,000, fully earned and payable on the date hereof

          4. Except as amended by terms herein, the Loan Agreement remains in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. Without limiting the foregoing, pursuant to the Second Amendment to the Loan and Security Agreement dated December 18, 1997, Borrower shall pay to Coast a Modification Fee of $40,000 on May 31, 1998, which fee shall be in addition to all other fees and charges provided for herein and in the Loan Agreement.

          5.   This Amendment may be executed in one or more counterparts.

          6. This Amendment shall be governed by the laws of the State of California.

          7. If any action or proceeding shall be commenced at any time by any party to this Amendment to enforce, interpret or otherwise concerning the terms herein, the prevailing party in such action shall be entitled to reimbursement of its costs and reasonable attorneys' fees. EACH OF TBE PARTIES BERETO WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION DESCRIBED IN THE PRECEDING SENTENCE. In addition to all other fees and charges, Borrower shall reimburse Coast, upon demand, for all attorneys' fees and costs incurred in connection with the negotiation, documentation and closing of this Amendment.

"Lender"                                "Borrower"

COAST BUSINESS CREDIT,                  DELPHI INFORMATIONS SYSTEMS, INC.

A DIVISION OF SOUTHERN PACIFIC

BANK                                    By:  _________________________________

                                        Its:   _________________________________
By:  ______________________________

Its:   ____________________________


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